UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Marimba, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARIMBA, INC.

440 Clyde Avenue

Mountain View, California 94043

October 31, 2003

TO THE STOCKHOLDERS OF MARIMBA, INC.

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Marimba, Inc. (the “Company”), which will be held at 9:30 a.m. on Thursday, December 11, 2003 at the Company’s corporate headquarters located at 440 Clyde Avenue, Mountain View, California.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Richard C. Wyckoff

Richard C. Wyckoff

President and Chief Executive Officer

MARIMBA, INC.

440 Clyde Avenue

Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held December 11, 2003

The Annual Meeting of Stockholders (the “Annual Meeting”) of Marimba, Inc. (the “Company”) will be held at 9:30 a.m. on Thursday, December 11, 2003 at the Company’s corporate headquarters located at 440 Clyde Avenue, Mountain View, California, for the following purposes:

1.	To elect eight (8) members of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on October 24, 2003 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 440 Clyde Avenue, Mountain View, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Richard C. Wyckoff

Richard C. Wyckoff

President and Chief Executive Officer

Mountain View, California

October 31, 2003

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

MARIMBA, INC.

440 Clyde Avenue

Mountain View, California 94043

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held December 11, 2003

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Marimba, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:30 a.m. on Thursday, December 11, 2003 at the Company’s corporate headquarters located at 440 Clyde Avenue, Mountain View, California, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about November 5, 2003.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On October 24, 2003, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 25,774,531 shares of Common Stock outstanding.

Quorum and Voting Requirements

Quorum.    The Company’s bylaws provide that the holders of fifty percent of the Company’s stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which are described below) will be counted as present for the purpose of determining the presence of a quorum.

Voting.    Each stockholder of record on October 24, 2003 is entitled to one vote for each share of Common Stock held by such stockholder on that date. The effect of abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card) and broker non-votes on the counting of votes for each proposal is described below. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal, because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. A broker possesses discretionary authority only with respect to proposals, such as Proposal No. 2, which are considered “routine”. The votes required to approve each proposal are as follows:

Proposal No. 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The eight (8) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors and may not cast votes for a greater number of persons than the number of nominees for director named by the Company.

Proposal No. 2.    Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, entitled to vote at the Annual Meeting (including abstentions). Therefore, abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1) and FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. Please note that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the record holder confirming your beneficial ownership of the shares. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

The Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters do arise or come before the Annual Meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies. The persons named as proxy holders may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling 1-800-454-8683, or via the Internet at ADP Investor Communication Services’ web site at www.proxyvote.com.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Immediately prior to the Annual Meeting, the size of the Company’s Board of Directors (“Board”) will be set at eight (8) members. Accordingly, eight (8) nominees will be elected at the Annual Meeting to be the eight (8) members of the Board. The directors who are being nominated for election and reelection to the Board of Directors (the “Nominees”), their ages as of October 24, 2003, their positions and offices held with the Company and certain biographical information are set forth below.

The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The eight (8) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees	Age	Positions and Offices Currently Held with the Company
Kim K. Polese	41	Chairman
Richard C. Wyckoff	43	President, Chief Executive Officer and Director
Aneel Bhusri (1)	37	Director
John R. Harding	48	Director
Eric J. Keller (1)	51	Director
Raymond J. Lane (2)	56	Director
Douglas J. Mackenzie (2)	44	Director
Stephen E. Recht (1)	51	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee

Kim Polese has served as chairman and a director of the Company since July 2000, and served as president, chief executive officer and a director of the Company from its inception in February 1996 through July 2000. Before co-founding the Company, Ms. Polese served in several marketing positions at Sun Microsystems, an enterprise networking company, from January 1989 until January 1996, most recently as senior product manager. Ms. Polese also serves as a director for a private technology-based company. Ms. Polese received her B.A. degree in biophysics from the University of California at Berkeley.

Richard Wyckoff has served as president, chief executive officer and a director of the Company since July 2001, and served as the Company’s senior vice president, marketing from September 2000 to July 2001. Before joining the Company, Mr. Wyckoff served as senior vice president of marketing with Zland.com, Inc., a website hosting and applications company, from August 1999 to July 2000. From September 1995 to August 1999, Mr. Wyckoff was vice president of corporate marketing and services product marketing at Cadence Design Systems, Inc., an electronic design automation company. Mr. Wyckoff received his B.A. degree in communications, and his M.A. degree in mass media, from the University of California at Santa Barbara.

Aneel Bhusri has served as a director of the Company since February 1999. Mr. Bhusri has been a general partner at Greylock Management Corporation, a venture capital firm, since April 1999. Mr. Bhusri served as the senior vice president of product strategy, business development and marketing for PeopleSoft, Inc., an enterprise application software company from April 1997 to March 1999. Prior to holding this position at PeopleSoft, Mr. Bhusri served as senior vice president of product strategy for PeopleSoft from November 1995 to April 1997, as vice president of product strategy from April 1995 to November 1995, and as director of product strategy from August 1993 to April 1995. Mr. Bhusri serves on the board of directors of PeopleSoft and several private technology-based companies. Mr. Bhusri received his B.S. degree in electrical engineering and his B.A. degree in economics from Brown University, and his M.B.A. degree from Stanford University.

John Harding has served as a director of the Company since October 2003. Mr. Harding has been chairman, president and chief executive officer of eSilicon Corporation, a fabless custom semiconductor chip company, since March 2000. From October 1997 to April 1999, Mr. Harding served as president and chief executive officer of Cadence Design Systems, Inc., an electronic design automation company, and from December 1994 to May 1997, he served as president and chief executive officer of Cooper & Chyan Technology, an electronic design automation software tool company, which was acquired by Cadence in May 1997. Mr. Harding also serves on the board of directors of eSilicon. Mr. Harding received his B.A. degrees in economics and chemistry from Drew University.

Eric Keller has served as a director of the Company since July 2001. From September 2003 to present and from August 2001 to September 2002, Mr. Keller has been employed as a consultant and interim chief financial officer to private technology-based companies. From October 2002 to September 2003, he served as president and chief executive officer of Endovasix, Inc., a medical device company. From February 2000 to July 2001, Mr. Keller served as chief financial officer of Corio Inc., an enterprise application service provider. Prior to joining Corio, from January 1996 to June 1999, Mr. Keller served as chief financial officer at Aspect Communications Corporation, a provider of business communications solutions, and from June 1999 to February 2000, as an executive advisor of Aspect Communications. From June 1993 to January 1996, Mr. Keller served as chief financial officer of Ventritex, Inc., a medical device manufacturer. Mr. Keller holds a B.S. degree in industrial relations from Cornell University and an M.B.A. degree from the University of California at Berkeley.

Raymond Lane has served as a director of the Company since October 1997. Mr. Lane has been a general partner with Kleiner Perkins Caufield & Byers, a venture capital firm, since September 2000. From July 1996 to July 2000, Mr. Lane served as the president and chief operating officer of Oracle Corporation, a database and applications software company. Before his position as president and chief operating officer, Mr. Lane served as the executive vice president of worldwide operations for Oracle from October 1993 to July 1996, and was a director of Oracle from June 1995 to July 2000. Mr. Lane is also a director of Quest Software, Inc., See Beyond Technology Corporation and FreeMarkets, Inc., as well as a member of the board of trustees of Carnegie Mellon University, West Virginia University and Special Olympics International. Mr. Lane also serves as a director of several private technology-based companies. Mr. Lane received his B.S. degree in mathematics from West Virginia University.

Douglas Mackenzie has served as a director of the Company since August 1996. Since June 1989, Mr. Mackenzie has been employed with Kleiner Perkins Caufield & Byers, a venture capital firm, of which he has been a general partner since 1994. Mr. Mackenzie serves on the board of directors of E.piphany, Inc. and a number of private technology-based companies. Mr. Mackenzie received his B.A. degree in economics and his M.S. degree in industrial engineering from Stanford University and his M.B.A. degree from Harvard University.

Stephen Recht has served as a director of the Company since August 2003. Mr. Recht has been chief financial officer and vice president, operations of Skystream Networks, a provider of video networking systems, since September 2003. From June 2002 to August 2003, Mr. Recht served as chief executive officer of Brience Inc., a wireless software applications company, and from July 2001 to June 2002, served as chief financial officer of Brience. From April 2000 to May 2001, he served as chief financial officer of Allegis Corporation, an application service provider for partner relationship management software solutions. Following the acquisition of NetGravity Corporation, a provider of solutions for the management of internet advertising, by DoubleClick Corporation, an application services company to the internet advertising industry, Mr. Recht served as vice president, finance of the Technology Solutions Group at DoubleClick from October 1999 to April 2000. Mr. Recht served as chief financial officer of NetGravity from November 1996 to October 1999. Mr. Recht received his B.A. degree in economics from Stanford University and his M.B.A degree from the Wharton School of Business at the University of Pennsylvania.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2002, the Board held eleven (11) meetings and acted by written consent in lieu of a meeting on five (5) occasions. During 2002, each of the Company’s current directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served, except for Mr. Bhusri who attended approximately 72% of such meetings.

The Board has two (2) standing committees: the Audit Committee and the Compensation Committee. The Board plans to establish a Nominating and Governance Committee at its next regularly scheduled meeting in November 2003.

During the fiscal year ended December 31, 2002, the Audit Committee of the Board held seven (7) meetings. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the selection of the Company’s accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants and the accounting practices of the Company. During fiscal 2002 and through August 27, 2003, the members of the Audit Committee were Aneel Bhusri, Eric Keller and Stratton D. Sclavos, who resigned from the Board on September 17, 2003. Since August 27, 2003, the members of the Audit Committee have been Messrs. Bhusri, Keller and Recht.

During the fiscal year ended December 31, 2002, the Compensation Committee of the Board held two (2) meetings and acted by written consent in lieu of a meeting on six (6) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the executive officers, and administers the Company’s 1996 Stock Plan, 1999 Omnibus Equity Incentive Plan, 1999 Employee Stock Purchase Plan and 2000 Supplemental Stock Plan. The members of the Compensation Committee are Messrs. Lane and Mackenzie.

Director Compensation

Except for grants of stock options, directors of the Company generally have not received compensation for services provided as a director or for committee participation or special assignments of the Board. Beginning in the fourth quarter of the Company’s fiscal 2003, the Company plans to provide each director an annual retainer of $10,000, each committee member an annual retainer of $5,000 for each committee on which such person serves and the chairman of the Audit Committee an additional annual retainer of $5,000.

Non-employee Board members are eligible for automatic option grants under the Company’s 1999 Non-Employee Directors Option Plan (“Directors Plan”). The Directors Plan provides that each individual who first joins the Board as a non-employee director will receive at that time an option to purchase 30,000 shares of Common Stock that vests 50% after each year of the director’s continuous service with the Company, and that each non-employee Board member who continues to be a director after each annual stockholder meeting will automatically be granted as of the date of that meeting an option for 10,000 shares of Common Stock that fully vests after one year of the director’s continuous service with the Company. In addition, the Directors Plan provides that each non-employee director who continues to be a member of a Board committee after each annual stockholder meeting will automatically be granted as of the date of that meeting an option to purchase 2,500 shares of Common Stock for each committee on which the director is serving that fully vests after one year of the director’s continuous service on the applicable committee. The Directors Plan will terminate on February 1, 2009, unless the Board of Directors decides to terminate the Directors Plan sooner.

Pursuant to the Directors Plan, on June 6, 2002 (the date of the Company’s 2002 Annual Stockholders Meeting), Messrs. Bhusri, Lane, Mackenzie and Sclavos were each automatically granted an option to purchase 10,000 shares of Common Stock. In addition, Messrs. Bhusri, Keller, Lane, Mackenzie and Sclavos were each automatically granted an option for 2,500 shares for the committee assignment held by such individual as of June 6, 2002. All such options were granted at an exercise price of $1.75 per share, the fair market value of the Common Stock on the option grant date. Upon joining the Board on February 4, 2002, Anthony Zingale was automatically granted an option under the Directors Plan to purchase 30,000 shares at an exercise price of $3.00 per share, the fair market value of the Common Stock on such date. Mr. Zingale resigned from the Board on September 17, 2003. Upon Mr. Recht joining the Board on August 11, 2003 and Mr. Harding joining the Board on October 8, 2003, they were each automatically granted an option under the Directors Plan to purchase 30,000 shares at an exercise price of $3.25 and $3.81 per share, respectively.

Non-employee Board members are also eligible to receive options and be issued shares of Common Stock under the Company’s 1999 Omnibus Equity Incentive Plan, at the discretion of the Compensation Committee. Directors who are also employees of the Company are eligible to receive options and be issued shares of

Common Stock directly under the 1999 Omnibus Equity Incentive Plan, at the discretion of the Compensation Committee, and are also eligible to participate in the Company’s 1999 Employee Stock Purchase Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Executive Officers

The Company’s executive officers and their ages as of August 31, 2003 are as follows:

Name	Age	Position
Richard C. Wyckoff	43	President and Chief Executive Officer
Andrew Chmyz	36	Vice President, Finance and Chief Financial Officer
Kiarash Behnia	32	Chief Technology Officer
Fritz K. Koehler	39	Vice President, General Counsel and Secretary
Richard E. Novak	47	Vice President, North American Sales
Craig R. Parks	38	Vice President, Customer Services
Adrian G. Rayner	52	General Manager, European Sales and Operations
Simon Wynn	37	Vice President, Engineering

For biographical information about Mr. Wyckoff, see “Proposal No. 1—Election of Directors” above.

Andrew Chmyz has served as the Company’s vice president, finance and chief financial officer since February 2003, and served as the Company’s acting vice president, finance and chief financial officer from July 2002 to February 2003 and as director of finance and investor relations from April 2002 to July 2002. Before joining the Company, he served as corporate controller of Homestead Technologies, Inc. (a website software and hosting company) from September 1999 to March 2002, and as chief financial officer of Innerstep B.S.E. (a contract electronics manufacturing company) from June 1998 to September 1999 and as corporate controller of Innerstep from July 1996 to June 1998. Mr. Chmyz received his B.A. degree in political science from Yale University and his M.B.A. degree from Santa Clara University.

Kiarash Behnia has served as the Company’s chief technology officer since August 2002. He served as vice president of marketing for the Company from July 2001 to August 2002, as vice president of product management from January 2001 to July 2001, as director of technology from January 1999 to January 2001, and as a senior systems engineer from February 1997 to January 1999. Before joining the Company, he served as a system engineer with Tivoli Systems, a systems management software company, from June 1995 to February 1997. Mr. Behnia received his B.A. in computer science from the University of California at Davis.

Fritz Koehler has served as the Company’s vice president, general counsel and secretary since May 2000. Before joining the Company, he served as the chief legal officer with Merant Inc., an enterprise software company, from May 1998 to May 2000 and as its senior counsel from September 1996 to May 1998. Mr. Koehler received his B.A. degrees in international relations and history from Stanford University and his J.D. and M.B.A. degrees from the University of California at Berkeley.

Richard Novak has served as the Company’s vice president of North American sales since January 2003, and served as vice president of sales for the Company’s U.S. Western region from June 2002 to January 2003. Before joining the Company, he served as vice president and general manager, Western region for Net Perceptions, Inc., a business intelligence software company, from March 1999 to January 2001 and vice president, Western region for MicroStrategy, Inc. (a business intelligence software company, from February 1996 to March 1999. Mr. Novak received his B.S. degree in business administration and marketing from Southern Illinois University.

Craig Parks has served as the Company’s vice president of customer services since October 2001. He served as vice president of strategic initiatives for the Company from January 2001 to October 2001, vice president of field services from April 1999 to December 2000, and director of systems engineering and consulting from January 1997 to April 1999. Before joining the Company, he served as a director of systems engineering with Tivoli Systems, a systems management software company. Mr. Parks received his B.S. degree in mechanical engineering from California Polytechnic State University, San Luis Obispo.

Adrian Rayner has served as the Company’s general manager of European sales and operations since January 2003, and served as vice president and managing director of Europe for the Company from May 2001 to December 2002. Before joining the Company, he served as vice president, European operations for Calico Commerce, Inc., an enterprise software company, from October 2000 to April 2001 and served as vice president, Europe for IntelliCorp, Inc., a business applications company, from January 1993 to April 2001. Mr. Rayner received his B.S. degree in electronics from King’s College, University of London.

Simon Wynn has served as the Company’s vice president of engineering since August 2002. He served as chief technology officer of the Company from April 2001 to July 2002, as a director of engineering from July 2000 to March 2001, as an engineering manager from October 1999 to July 2000 and as a staff software engineer from September 1998 to September 1999. Before joining the Company, he served as a member of the principle technical staff at Oracle Corporation, a database and applications software company, from March 1995 to August 1998. Mr. Wynn received his B.S. degree in electronics and communications engineering from the University of North London, United Kingdom.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 24, 2003, certain information with respect to shares beneficially owned by: (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock; (ii) each of the Company’s current directors and the executive officers named in the Summary Compensation Table; and (iii) all current directors and executive officers as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to the applicable securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 25,774,531 shares of Marimba common stock outstanding as of October 24, 2003. Shares of common stock subject to options exercisable on or before December 23, 2003 (within 60 days of October 24, 2003) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person, but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Shares Beneficially Owned as of October 24, 2003
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
Directors and Named Officers
Kim K. Polese (1)	2,120,548	8.2%
Richard C. Wyckoff (1)	564,554	2.2
Lee Bieber	20,000	*
Christopher J. Hessler	0	—
Fritz K. Koehler (1)	196,451	*
Craig R. Parks (1)	368,166	1.8
Matt A. Thompson	0
Aneel Bhusri (1)	67,500	*
John R. Harding	0	—
Eric J. Keller (1)	35,000	*
Raymond J. Lane (1)	159,971	*
Douglas J. Mackenzie (1) (2)	2,941,612	11.4
c/o Kleiner Perkins Caufield & Byers 2750 Sand Hill Road Menlo Park, California 94025
Stephen E. Recht	0	—

All current directors and executive officers as a group (15 persons) (3)	6,989,303	27.1

Other 5% Stockholders
Sami Shaio (1)	1,445,474	5.6
Scott Bedford (4)	1,723,400	6.7
One Sansome Street, Suite 3134 San Francisco, California 94104
Entities affiliated with Kleiner Perkins Caufield & Byers	2,898,124	11.2
2750 Sand Hill Road Menlo Park, California 94025

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The following table indicates those persons whose total number of beneficially owned shares includes shares subject to options exercisable within 60 days of October 24, 2003:

Shares Subject to Options
Kim K. Polese	80,555
Richard C. Wyckoff	419,791
Fritz K. Koehler	164,999
Craig R. Parks	254,166
Aneel Bhursi	52,500
Eric J. Keller	35,000
Raymond J. Lane	40,000
Douglas J. MacKenzie	40,000
Sami Shaio	60,416

(2)	Includes 3,488 shares of Common Stock held of record by Mr. Mackenzie, and 1,988,745, 72,453, 76,131 and 760,795 shares of Common Stock held of record by KPCB Java Fund, L.P., KPCB Information Sciences Zaibatsu Fund II, L.P., KPCB VIII Founders Fund, L.P., and Kleiner Perkins Caufield & Byers VIII, L.P., respectively. Mr. Mackenzie, a director of the Company, is a general partner of Kleiner Perkins. Mr. Mackenzie disclaims beneficial ownership of shares held by Kleiner Perkins except to the extent of his pecuniary interest arising from his interest in Kleiner Perkins.

(3)	Includes 1,582,626 shares subject to options that are exercisable within 60 days of October 24, 2003.

(4)	Based on information set forth in a Schedule 13D filed with the SEC on August 20, 2003. As of such date, the shares were reported as being held in the accounts of Peninsula Fund (“Peninsula”), Peninsula Technology Fund (“Technology”) and Target Fund (“Target”), three investment partnerships over which Mr. Bedford may be deemed to have investment discretion by virtue of his role as the majority owner of the general partner of Peninsula, one of two general partners of Technology and the sole general partner of Target. In the Schedule 13D, Mr. Bedford disclaims beneficial ownership over the shares except to the extent of his pecuniary interest therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”) has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and to administer the Company’s equity incentive plans. In addition, the Committee has the responsibility for approving the individual bonus programs and targets to be in effect for the CEO and certain other executive officers and key employees each fiscal year.

For the 2002 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on its own subjective judgment after considering general market compensation data from companies of similar size and similar industries and the Company’s need to retain and motivate executive officers and key employees during a challenging period of the Company’s business.

General Compensation Policy.    The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee’s objective to have a meaningful portion of each executive officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package consists of one or more of the following: (i) base salary, (ii) cash bonus, and (iii) long-term stock-based incentive awards.

In setting the annual base salary and any individual annual bonus target amount for executive officers, the Committee reviews executive compensation information derived from surveys of U.S.-based companies generally considered to be comparable to the Company, many of which are included in the CRSP Total Return Index for the Nasdaq Stock Market-U.S. Index. In February 2001, the combined base salary and bonus target for the executive officers was set at a level generally comparable to the 75th percentile of the surveyed compensation data reviewed by the Committee. However, in May 2001 as a cost-saving measure, the Company applied an across-the-board 5% reduction in the base salary of executive officers and suspended performance-based cash bonuses to its executive officers. In 2002, none of the base salaries of the Company’s executive officers were increased except in connection with the promotion of existing employees to executive officer status during the year, and no cash bonuses were paid to executive officers with the exception of those executive officers in the sales management of the Company. In 2003, the Committee set the combined base salary and bonus target for the executive officers at a level generally comparable to the 50th percentile of the surveyed compensation data.

Base Salary.    Each executive officer’s base pay is positioned relative to his or her total compensation package, including cash incentives. In 2002, none of the base salaries of the Company’s executive officers were increased from their 2001 levels except in connection with the promotion of existing employees to executive officer status during the year.

Annual Cash Bonuses.    Generally, the Committee annually sets bonus objectives for executive officers to be measured on a quarterly or annual basis depending on the individual’s position with the Company, and executive officers receive such bonuses if individual and Company performance objectives are achieved. Actual bonuses paid generally reflect an individual’s accomplishment of these individual objectives and Company performance, and are based on a percentage of the individual’s base salary. The Committee approved in February 2002 commission plans for the Company’s sales management which included various performance objectives, and the Company’s sales management received payments under these plans based on their level of achievement of these objectives. In addition, at that time, the Committee also approved a retention bonus for a member of the Company’s sales management in exchange for his agreement to not voluntarily terminate his employment with the Company prior to December 31, 2002. In February 2002, the Committee also decided to reconsider later in the year the advisability of adopting a formal cash bonus plan for the Company’s remaining executive officers. After the end of the 2002 fiscal year, the Committee determined that no cash bonuses should be paid to those executive officers as a result of the Company’s performance for the year.

Long-Term Incentive Compensation.    Generally, a significant option grant is made in the year that an officer commences employment. Thereafter, option grants or restricted stock awards may be made at varying times and in varying amounts at the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility, promotion and retention, the individual’s performance in the recent period and the amount of unvested options and restricted stock held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion. During 2002, the Committee made stock option or restricted stock grants to certain executive officers of the Company upon their appointment to such positions and changes in position and increases in responsibilities.

Each option grant made in 2002 allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option grants vest in periodic installments over a four-year period, with vesting being contingent upon the executive officer’s continued employment with the Company. The vesting schedule and the number of shares granted are established to provide a meaningful incentive in each year following the year of grant. Accordingly, the options will provide a return to the executive officers only if they remain in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term. The restricted stock grant made in fiscal 2002 had a purchase price of $0.0001 per share, which represented the par value of the shares, and the difference between the fair market value per share and the purchase price per share was intended to be a bonus to the recipient. The restricted stock grant vested over a two-year period.

The Committee approved employee incentive or similar agreements (the “Incentive Agreements”) for executive officers newly-appointed in 2002 to retain and motivate these individuals. These Incentive Agreements provide for cash severance benefits and vesting acceleration with respect to options granted before the date of the Incentive Agreements if an individual’s employment is terminated without cause or constructively terminated by the Company within twelve (12) months following a change in control.

CEO Compensation.    Effective July 9, 2001, the Company appointed Mr. Wyckoff as President and Chief Executive Officer. Mr. Wyckoff’s annual base salary of $250,000 was established by the Committee based upon general market compensation data, Mr. Wyckoff’s previous compensation levels at the Company and his previous executive management experience, and in recognition of the challenges to be faced in leading the Company’s business. The Committee intended Mr. Wyckoff’s base salary to provide him with a level of stability and certainty each year and intended that this particular component of compensation not be affected to any significant degree by Company performance factors. Mr. Wyckoff’s base salary for 2002 remained at $250,000. As was the case with the regard to the Company’s executive officers other than those in sales management positions, the Committee determined not to pay Mr. Wyckoff a cash bonus as a result of the performance of the Company in fiscal year 2002. Mr. Wyckoff did not receive any other incentive compensation (such as stock option or restricted stock grants) in 2002.

Tax Limitation.    Under the federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company’s 1999 Omnibus Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1999 Omnibus Equity Incentive Plan with an exercise price equal to the fair market value per share of the Company’s Common Stock on the option grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Committee does not intend to pay other compensation in excess of $1 million. However, the Committee reserves the right to pay compensation to the Company’s executive officers in excess of the $1 million deduction limit.

Compensation Committee

Raymond J. Lane

Douglas J. Mackenzie

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was created on February 2, 1999, and the members of the Compensation Committee are Messrs. Lane and Mackenzie. Neither of these individuals was at any time during 2002, or at any other time, an officer or employee of the Company, and neither had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee during the 2002 fiscal year.

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between April 30, 1999 (the date the Company’s Common Stock commenced public trading) and December 31, 2002 with the cumulative total return over the same period of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq U.S. Index”) and (ii) the S&P Major Market Index (the “S&P 500 Index”). This graph assumes the investment of $100.00 on April 30, 1999 in the Company’s Common Stock, the Nasdaq U.S. Index and the S&P 500 Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from Standard & Poor’s Compustat Total Return Service, and the Company is not responsible for any errors or omissions in such information.

Comparison of Cumulative Total Return to Stockholders Among Marimba, Inc.,

the Nasdaq U.S. Index and the S&P 500 Index

(Dividends reinvested monthly)

Indexed Returns (in U.S. dollars)

	Year Ending
Company/Index	Base Period 30 Apr 1999	Dec 1999	Dec 2000	Dec 2001	Dec 2002
Marimba, Inc	100	75.82	7.41	5.56	2.68
S&P 500 Index	100	111.00	100.89	88.90	69.25
Nasdaq U.S. Index	100	160.31	96.51	76.57	52.93

Annual Return Percentage

	Year Ending
Company/Index	Dec 1999	Dec 2000	Dec 2001	Dec 2002
Marimba, Inc	-24.18	-90.23	-24.89	-51.78
S&P 500 Index	11.00	-9.10	-11.89	-22.10
Nasdaq U.S. Index	60.31	-39.80	-20.67	-30.88

The Company effected its initial public offering of Common Stock on April 29, 1999 at a price of $20.00 per share. The graph above, however, commences with the closing price of $60.75 per share on April 30, 1999, which is the date the Company’s Common Stock commenced public trading.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, Audit Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned during the last three fiscal years by (i) the Company’s Chief Executive Officer during fiscal year 2002, (ii) the four other most highly compensated executive officers who were serving as executive officers of the Company as of December 31, 2002 and (iii) one additional executive officer who left the Company during 2002 but would have been one of the executive officers included under (ii) had he been employed by the Company as of December 31, 2002 (collectively, the “Named Officers”), each of whose aggregate compensation for 2002 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries.

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position During 2002	Year	Salary($)	Bonus($)(1)		Other Annual Compensation($)	Restricted Stock Awards($)		Securities Underlying Options(#)
Richard C. Wyckoff	2002	$250,000	—		—	—		—
President and CEO	2001	237,427	$17,500		—	$551,228	(2)	400,000
	2000	61,333	—		—	—		225,000
Christopher J. Hessler	2002	235,000	164,856	(3)	—	—		—
Vice President, Channel Sales	2001	156,458	—		—	122,495	(2)	235,000
	2000	—	—		—	—		—
Fritz K. Koehler	2002	209,000	—		—	—		—
Vice President, General Counsel and Secretary	2001 2000	211,729 136,032	— —		— —	122,495 —	(2)	75,000 115,000
Craig R. Parks	2002	222,588	—		—	—		—
Vice President, Customer Services	2001	217,500	24,603		—	—		—
	2000	146,250	54,879		—	487,490	(4)	240,000
Matt A. Thompson	2002	262,500	266,563	(5)	—	—		—
Vice President, Worldwide Sales	2001	83,523	—		—	489,980	(2)	700,000
	2000	—	—		—	—		—
Lee Bieber	2002	136,542	144,688	(6)	—	—		—
Vice President, Engineering	2001	193,333	12,500		—	—		—
	2000	162,500	15,000		—	—		186,250

(1)	Bonus amounts for a particular year include amounts earned but not paid in that year, and such amounts are not included in the year in which they were actually paid.

(2)	Messrs. Hessler, Koehler, Thompson and Wyckoff received a restricted stock award of 50,000, 50,000, 200,000 and 225,000 shares, respectively, on July 24, 2001, which had a fair market value on that date of $2.45 per share and for which they paid the par value of $.0001 per share. As of December 31, 2002, these restricted stock awards had values of $81,495, $81,495, $325,980 and $366,728, respectively, based on the fair market value of the Company’s common stock on December 31, 2002 of $1.63 per share minus the price paid for such shares. As of December 31, 2002, Messrs. Hessler, Koehler, Thompson and Wyckoff’s stock awards were to vest 79% as of February 10, 2003 and the remainder as of July 10, 2003, provided that in the event that any such employee’s employment was terminated by the Company without cause or constructively, then the employee would receive vesting credit in the amount of 1/24 for each full month of service provided to the Company by the employee (a) from July 1, 2001, to the extent the termination of employment occurred on or prior to February 10, 2003 or (b) from February 10, 2003, to the extent the employment termination occurred after February 10, 2003. On February 3, 2003, the employment of Messrs. Hessler and Thompson was terminated by the Company and they each received vesting credit for their restricted stock award of approximately 79% of the shares subject to the award, and the remainder of each award ceased vesting as of that date and was subsequently repurchased by the Company at the par value of $.0001 per share.

(3)	Consists of commission payments.

(4)	Mr. Parks received a restricted stock award of 100,000 shares on December 7, 2000, which had a fair market value on that date of $4.875 per share and for which he paid the par value of $.0001 per share. As of December 31, 2002, the restricted stock award had a value of $162,990, based on the fair market value of the Company’s common stock on December 31, 2002 of $1.63 per share minus the price Mr. Parks paid for such shares. The restricted stock award vests in equal monthly installments over a period of 24 months for each month of continuous service from the date of grant.

(5)	Consists of $166,563 in commission payments and a $100,000 retention bonus.

(6)	Consists of severance received by Mr. Bieber in connection with the termination of his employment with the Company in August 2002.

Option Grants and Exercises in Last Fiscal Year

No stock option grants or grants of stock appreciation rights were made to any of the Named Officers for 2002. In addition, no options were exercised during the 2002 fiscal year by the Named Officers, and no stock appreciation rights were outstanding at the end of that year.

Aggregated Fiscal Year-End Option Values

The following table sets forth information concerning option holdings as of the end of the 2002 fiscal year with respect to each of the Named Officers.

	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard C. Wyckoff	268,228	356,772	—	—
Christopher J. Hessler	100,694	134,306	—	—
Fritz K. Koehler	114,999	75,001	—	—
Craig R. Parks	189,165	120,835	—	—
Matt A. Thompson	320,833	379,167	—	—
Lee Bieber	138,644	142,606	—	—

(1)	Based on the fair market value of the Company’s common stock on December 31, 2002 of $1.63 per share, less the exercise price payable for such shares.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

The following is a description of the terms and conditions of each employment, severance and change of control contract or arrangement between the Company and the Named Officers:

Employment Incentive Agreements and Subsequent Amendments to Restricted Stock Awards

In July 2001, we entered into employee incentive agreements with each of the Named Officers. These agreements provide for grants of stock options and restricted stock to each Named Officer, which are reflected in the Summary Compensation Table, except that no such grants were provided for under Mr. Parks’ agreement, and Mr. Thompson’s agreement did not contain a new option grant. These agreements provide for acceleration of vesting of options, severance and other benefits in the event the officer’s employment with the Company is terminated without cause or constructively terminated within twelve months after a change of control of the Company. The vesting terms of the restricted stock awards granted under these agreements were amended in June 2002 as set forth below. In particular, except for Mr. Wyckoff’s agreement as provided below, each agreement provides that:

•	options granted under these agreements vest over a three-year period;

•	the restricted stock awards granted under these agreements were subject to a two-phase vesting schedule, and became fully vested in July 2003 (see the discussion below regarding the vesting for certain Named Officers whose employment with the Company was terminated prior to July 2003);

•	in the event an officer’s employment is terminated without cause or constructively terminated, as specified in the agreements, within twelve months after a change of control of the Company, then:

—	the option granted under the agreement will become further vested, and the Company’s right of repurchase on any restricted shares granted under the agreement will further lapse, as if the officer had provided an additional twelve months’ of service to the Company;

—	the vesting of all other options held by the officer will accelerate as to 50% of the unvested shares;

—	Marimba’s right of repurchase on all other restricted shares held by the officer will lapse as to 50% of the unvested shares; and

—	the officer will receive a severance payment equal to nine months’ base salary and will receive payment for COBRA premiums for nine months following the date of termination.

Mr. Wyckoff’s agreement provides for substantially similar terms, except that the option granted to Mr. Wyckoff instead vests over a four-year period, the vesting of this option would accelerate as to 50% of the unvested shares in the event his employment is terminated without cause or constructively terminated following a change of control of the Company, and Mr. Wyckoff would be entitled to a severance payment of twelve months’ base salary and payment for COBRA premiums for twelve months following the date of such a termination.

Officer Incentive Plans

In 2003, we established the 2003 Officers Incentive Plan, under which certain corporate officers of the Company, including Richard Wyckoff, Craig Parks and Fritz Koehler, are eligible to receive a cash bonus payment at the end of the Company’s 2003 fiscal year based on and subject to the achievement of company and individual performance objectives. The amount payable to each individual will be determined by multiplying that individual’s target incentive payment by a company performance multiplier ranging from 0-150% (based on the Company’s annual corporate revenue and corporate operating profit) and an individual performance multiplier ranging from 0-125% (based on the achievement of individual objectives). The exact amount, if any, to be paid to each individual will be determined at the end of the year.

In 2002, we entered into incentive plans with Christopher Hessler and Matt Thompson. Mr. Hessler’s incentive plan provided for target incentive payments of up to $165,000 based on the achievement of company (up to $65,000), independent software vendor (up to $50,000) and partner (up to $50,000) bookings targets.

Mr. Thompson’s incentive plan provided for target incentive payments of up to $300,000, with $250,000 payable upon achievement of a bookings target and $12,500 per quarter payable upon achievement of earnings per share targets.

Separation and Other Agreements

In January 2003, we entered into separation agreements with Christopher Hessler and Matt Thompson. Each agreement provides for severance payments equal to three months’ of the officer’s base salary, to be paid bi-monthly, as well as payment of COBRA premiums for three months and payment for previously earned commissions. Each received vesting credit for the restricted stock awards made pursuant to the employment incentive agreements described above of approximately 79% of the shares subject to the award, and the remainder of each award ceased vesting as of that date and was subsequently repurchased by the Company at the par value of $0.0001 per share

In August 2002, we entered into a separation agreement with Lee Bieber. The agreement provided for a severance payment of $144,687.50, payable in a lump sum. Under the agreement, Mr. Bieber waived all rights to other benefits under existing agreements, including acceleration of vesting. In addition, we repurchased 50,000 shares of stock held by Mr. Bieber at the original purchase price of $0.0001 per share.

In June 2002, we entered into a letter agreement with Mr. Thompson under which we agreed to pay him a bonus of $100,000 in exchange for his agreement to not voluntarily terminate his employment with the Company prior to December 31, 2002.

Stock Option Plans

Options granted under the 1996 Stock Plan, 1999 Omnibus Equity Incentive Plan and the 2000 Supplemental Stock Plan will vest upon an acquisition of the Company, unless the acquiring company assumes the options or substitutes them with substantially similar options. The Compensation Committee also has the authority under these plans to accelerate the vesting of the shares subject to outstanding options held by the Named Officers. Such acceleration may be conditioned on the optionee’s termination of employment, whether involuntarily or through forced resignation, and may be conditioned upon the occurrence of a merger, reorganization or consolidation or upon a hostile takeover of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described above where required.

INDEMNIFICATION OF DIRECTORS AND LIMITATION OF LIABILITY

The Certificate of Incorporation of the Company limits the liability of the Company’s directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Bylaws of the Company provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. We have also entered into indemnification agreements with the Company’s officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Ernst & Young LLP has audited the Company’s financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the past year, the Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. Related rules concerning audit committee structure, membership, authority and responsibility have been proposed by the Nasdaq Stock Market and will become applicable to the Company if and when they are finally adopted. The Audit Committee was during fiscal 2002, and has been since such time, made up solely of independent directors, as currently defined in the rules of the Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The charter is presently under review, and it is expected that the Board of Directors, with the recommendation of the Audit Committee, will amend the charter later this year to reflect the relevant provisions of the Sarbanes-Oxley Act and related Nasdaq rules. A copy of the Audit Committee’s charter was most recently attached to the Company’s proxy statement for its 2002 Annual Stockholder Meeting.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this regard, in early fiscal 2003, the Audit Committee met and held discussions with management and the Company’s independent auditors regarding the Company’s audited financial statements for the year ended December 31, 2002. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. In early fiscal 2003, the Audit Committee reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors, and discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

During fiscal 2002 and early fiscal 2003, the Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence from management and considered the compatibility of non-audit services with the auditors’ independence.

Based upon the Audit Committee’s discussions referenced above with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2003.

Aneel Bhusri

Eric J. Keller

Members of the Audit Committee during fiscal 2002

and through the date hereof

INFORMATION RELATING TO AUDITOR FEES

Independent Auditor Fees and Services

The below table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young LLP, the Company’s independent auditors, for matters relating to the fiscal years ended December 31, 2002 and 2001.

	Year Ended December 31,
	2002	2001
Audit Fees	$209,000	$180,950
Audit-Related Fees	5,000	24,325
Tax Fees	36,413	29,545
All Other Fees	—	—

Total Fees	$250,413	$234,820

Audit Fees.    This category consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    This category consists of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. The services for the fees disclosed under this category included accounting consultations in connection with the settlement of a patent dispute involving the Company and consultations concerning financial accounting and reporting standards.

Tax Fees.    This category consists of professional services for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category included tax return preparation services and federal, state and foreign tax advice.

All Other Fees.    This category consists of fees for products and services not otherwise covered in the first three categories above. There were no fees under this category for services rendered by the Company’s independent auditors in fiscal years 2002 or 2001.

Pre-Approval Policy for Audit and Non-Audit Services Performed by Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee will be provided with sufficient detail regarding each service to be pre-approved, in order to enable the Audit Committee to determine whether providing such service might impair the independence of the auditor. Pre-approval is generally provided annually (or more frequently as determined necessary), and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Interpretations as to whether a particular service to be provided falls within the definition of a service that has already been pre-approved shall be made by the Audit Committee. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the chairman of the committee, and the chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of the Company’s common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2002 fiscal year transactions in the common stock and their common stock holdings and (ii) written representations received from certain of such persons, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR FISCAL YEAR 2002, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO MARIMBA, INC., 440 CLYDE AVENUE, MOUNTAIN VIEW, CALIFORNIA 94043, ATTN: STOCKHOLDER SERVICES. THE ANNUAL REPORT IS ALSO AVAILABLE AT WWW.MARIMBA.COM.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

The Company currently expects that the date of its 2004 Annual Meeting of Stockholders, or “2004 Annual Meeting,” will be on or about June 10, 2004. The Company has established the following deadlines for stockholders wishing to present proposals at the 2004 Annual Meeting:

Marimba stockholders may submit proposals on matters appropriate for stockholder action at the 2004 Annual Meeting in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in Marimba’s proxy materials relating to the 2004 Annual Meeting, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Marimba no later than February 5, 2004. Such proposals should be delivered to Marimba, Inc., 440 Clyde Avenue, Mountain View, California 94043, Attn: Corporate Secretary.

In addition, the proxy solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority to vote on any proposal presented by a stockholder at the meeting for which Marimba has not been provided with notice on or prior to February 5, 2004, if the 2004 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Richard C. Wyckoff

Richard C. Wyckoff

President and Chief Executive Officer

Mountain View, California

October 31, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY

MARIMBA, INC.

440 Clyde Avenue, Mountain View, CA 94043

This Proxy is Solicited on Behalf of the Board of Directors of Marimba, Inc.

for the Annual Meeting of Stockholders to be held December 11, 2003

The undersigned holder of Common Stock, par value $.0001, of Marimba, Inc. (the “Company”) hereby appoints Richard C. Wyckoff and Fritz K. Koehler, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 11, 2003 at 9:30 a.m. local time, at the Company’s corporate headquarters located at, 440 Clyde Avenue, Mountain View, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Please mark votes as in this example	☐
1. To elect the following directors to serve for a term ending upon the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified:		2. To ratify the appointment of Ernst & Young, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: Aneel Bhusri, John R. Harding, Eric J. Keller, Raymond J. Lane, Douglas J. Mackenzie, Kim K. Polese, Stephen E. Recht and Richard C. Wyckoff
FOR WITHHELD	For all nominees, except for nominees written below.
☐ ☐	☐ Nominee exception(s).

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:

Signature (if held jointly):

Date:                                                                         , 2003

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.